UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2021

Mohawk Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	MWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On March 8, 2021, Mohawk Group Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2020 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including the press release attached hereto as Exhibit 99.1, is intended to be furnished under Item 2.02 and Item 9.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2021, the Company appointed Arturo Rodriguez, age 45, to succeed Fabrice Hamaide as the Company’s Chief Financial Officer, effective March 8, 2021. Upon commencement of his appointment, Mr. Rodriguez assumed the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Rodriguez.

Arturo Rodriguez has served as the Company’s Senior Vice President of Finance since September 2017. Prior to joining the Company, Mr. Rodriguez served as Chief Accounting Officer and Global Controller for Piksel, Inc. from July 2012 to September 2017 and also held the role of Interim Chief Operating Officer in 2017. From 2000 to 2011, Mr. Rodriguez held several financial leadership roles with the Atari Group, most notably Acting Chief Financial Officer of Atari, Inc. (Nasdaq: ATAR) from 2007 to 2008, and Deputy CFO of Atari SA (Euronext: ATA) from 2008 to 2010. Mr. Rodriguez started his career at Arthur Andersen LLP in 1997 and is a CPA in the State of New York (inactive). Mr. Rodriguez holds a Bachelor of Business Administration – Accounting from Hofstra University.

Mr. Rodriguez’s annualized salary is currently $250,000 and will be $310,000 effective April 1, 2021. He is currently eligible to receive an annual cash performance bonus of up to 20% of his base salary for fiscal year 2021. Mr. Rodriguez’s performance bonus percentage may be adjusted and he may be awarded equity in connection with his promotion in the future, in each case at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Rodriguez’s employment is on an “at will” basis.

In connection with Mr. Rodriguez’s appointment as the Company’s Chief Financial Officer, the Company entered into an indemnification agreement with Mr. Rodriguez, in the form filed by the Company as an exhibit to the Registration Statement on Form S-1 filed on May 24, 2019.

Effective March 8, 2021, Mr. Hamaide was appointed as the Company’s General Manager and Head of Corporate Development, Europe and resigned as a member of the Company’s Board of Directors. Mr. Hamaide’s resignation from the Company’s Board of Directors was not as a result of any disagreement with the Company or any matters relating to the Company’s operations, policies or practices.

Item 8.01. Other Information.

On March 8, 2021, the Company issued the Press Release, which included certain information regarding a special meeting of stockholders that the Company intends to hold in early April 2021. The information in the Press Release under the headings “Special Meeting of Stockholders”, “Additional Information and Where to Find It” and “Participants in the Company’s Solicitation” may be considered soliciting material under Rule 14a-12 of the Exchange Act and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Mohawk Group Holdings, Inc., dated March 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK GROUP HOLDINGS, INC.

Date: March 8, 2021	By:	/s/ Yaniv Sarig
Yaniv Sarig
President and Chief Executive Officer